EX 10.6.2

February 5, 2018

Gentlemen:

Union Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

Each of the undersigned hereby commits to purchase 255,000 warrants of the Corporation, or 510,000 warrants in the aggregate (collectively, the “Private Warrants”), at $1.00 per Private Warrant, for a purchase price of $255,000, or $510,000 in the aggregate (collectively, the “Purchase Price”). Each Private Warrant entitles the undersigned to purchase one ordinary share, par value $0.0001 per share, of the Corporation, at a price of $11.50 per share. On the date of the consummation of the IPO, the undersigned will fund the Purchase Price as set forth below.

The consummation of the purchase and issuance of the Private Warrants shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, the undersigned shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public shareholders as described in the registration statement filed in connection with the IPO (“Registration Statement”).

In the event that any of the undersigned breaches its respective purchase obligations set forth above to purchase its portion of the Private Warrants and does not purchase all or any portion of such Private Warrants, the other purchasers of the Private Warrants will have the ability, but not the obligation, to satisfy the undersigned’s purchase obligation (and if they do, then the undersigned will sell, at the original cost, the Founders’ Shares (defined below) held by the undersigned to the other purchasers of Private Warrants who satisfy the undersigned’s respective purchase obligation and shall thereupon have no further liability or obligation in relation to such breach).

In consideration of the above respective purchase obligations, Juan Sartori (the “Transferor”) hereby agrees to transfer to each undersigned 100,222 ordinary shares of the Corporation, or 200,444 ordinary shares in the aggregate (“Founders’ Shares”), at approximately $0.01 per Founder Share, for a purchase price of $1,002.22, or $2,004.44 in the aggregate, which amount is being delivered to the Transferor simultaneously with the execution of this letter. The undersigned acknowledges and agrees that if the underwriters in the IPO determine the size of the offering should be increased or decreased, the undersigned will either receive a dividend on the Founders’ Shares transferred hereunder or contribute a portion of the Founders’ Shares back to capital, as applicable, in order to maintain the aggregate ownership of the Corporation’s initial stockholders at a certain percentage of the number of shares to be sold in the IPO. Any increase or decrease will affect all holders of Founders’ Shares on a pro-rata basis.

The Founders’ Shares will be identical to the ordinary shares included in the units to be sold by the Corporation in the IPO, and the Private Warrants will be identical to the units to be sold by the Corporation in the IPO, except that:

●	the undersigned agree to vote the Founders’ Shares in favor of any proposed Business Combination;

●	the undersigned agree not to seek conversion rights, or seek to sell in any tender offer, any Founders’ Shares;

●	the Founders’ Shares will be placed in escrow, subject to the terms of an escrow agreement reasonably acceptable to the undersigned, and will not be released (subject to certain exceptions) until the earlier of one year after the date of the consummation of the Corporation’s initial business combination and the date on which the closing price of the Corporation’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after the Corporation’s initial business combination, or earlier if, subsequent to the Corporation’s initial business combination, the Corporation consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Corporation’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. During this time, the securities may only be transferred during this time period (i) to the Corporation’s initial shareholders, officers, directors, consultants or their affiliates, (ii) to an initial shareholder’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Corporation for no value for cancellation in connection with the consummation of an initial Business Combination, or (vii) in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with the Corporation’s prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions;

●	the Private Warrants will not be transferable (except to the same permitted transferees as the Founders’ Shares are transferable described above) until after the completion of a Business Combination;

●	the Founders’ Shares and Private Warrants (and underlying securities) will be subject to customary registration rights, which shall be described in the Registration Statement;

●	the Undersigned will not participate in any liquidation distribution with respect to the Founders’ Shares (but will participate in liquidation distributions with respect to any units or ordinary shares purchased by the undersigned in the IPO or in the open market after the IPO) if the Corporation fails to consummate a Business Combination;

●	the Private Warrants will not be redeemable and will be exercisable on a cashless basis so long as they are held by the undersigned or their permitted transferees; and

●	the Founders’ Shares and Private Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The Founders’ Shares and Private Warrants are deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual, commencing on the effective date of the Registration Statement. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

Each of the undersigned further acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Founders’ Shares or Private Warrants are required to contribute back to the capital of the Corporation a portion of any such securities to be cancelled by the Corporation or transfer a portion of any such securities to one or more third parties, the undersigned will contribute back to the capital of the Corporation or transfer to such third party or parties a proportionate number of Founders’ Shares or Private Warrants, as applicable, pro rata with the other holders of Founders’ Shares or Private Warrants, as applicable.

To the extent that any holders of the Founders’ Shares or Private Warrants receives, either directly or indirectly, any form of compensation or economic benefit (other than in connection with employment, consulting or advisory services), in exchange for the contribution of its Founders’ Shares or Private Warrants back to the Corporation, in connection with or as an inducement to, or as a result of, any Business Combination, such compensation or economic benefit shall be shared equally by all holders of the Founders’ Shares or Private Warrants, including the undersigned, pro rata, based on the number of Founders’ Shares or Private Warrants allocable to each holder (including Founders’ Shares or Private Warrants held by management and independent directors of the Corporation). Notwithstanding the foregoing, the maximum value of such compensation or economic benefit received by the undersigned, in exchange for the Founders’ Shares or Private Warrants that the undersigned may be required to forfeit in accordance with the terms hereof, may under no circumstance exceed the value of such forfeited Founders’ Shares or Private Warrants. In the event that the parties determine that such compensation or economic benefit has a higher value than the value of the Founders’ Shares or Private Warrants, the parties will consult with FINRA before engaging in any transaction that would result in the provision of such compensation or economic benefits to the undersigned.

Each of the undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

Each of the undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Founders’ Shares and Private Warrants have not been registered under the Securities Act;

(b)	it is acquiring the Founders’ Shares and Private Warrants for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Founders’ Shares and Private Warrants in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)

it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the undersigned and is enforceable against it.

Very truly yours,

LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

CIM SECURITIES, LLC

By:
Name:
Title:

Accepted and Agreed:

UNION ACQUISITION CORP.

By:
Name: Kyle P. Bransfield
Title: CEO